UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported) August 16, 2010
Reynolds American Inc.
(Exact Name of Registrant as Specified in its Charter)

North Carolina	1-32258	20-0546644
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)
401 North Main Street,
Winston-Salem, NC 27101
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: 336-741-2000
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     (b) On August 16, 2010, Nicandro Durante submitted his resignation from the Board of Directors of Reynolds American Inc. (“RAI”), effective immediately prior to the Board’s regularly scheduled December 1, 2010 meeting. Mr. Durante, the Chief Operating Officer of British American Tobacco p.l.c. (“BAT”), will become Chief Executive Designate of BAT on September 1, 2010, and will become its Chief Executive at the end of February 2011.
     Mr. Durante has served on RAI’s Board since December 2008, as one of the five board members designated by Brown & Williamson Holdings, Inc. (“B&W”), a subsidiary of BAT, under the terms of the Governance Agreement dated as of July 30, 2004, as amended, among RAI, B&W and BAT. His term as a Class II Director was scheduled to expire on the date of RAI’s 2012 annual meeting of shareholders.
     In addition, on August 16, 2010, B&W designated John Daly for nomination to RAI’s Board to succeed Mr. Durante as an RAI Director, effective upon Mr. Durante’s resignation on December 1, 2010. Mr. Daly will succeed Mr. Durante as Chief Operating Officer of BAT effective September 1, 2010. RAI’s Board will vote upon Mr. Daly’s formal nomination and election to the Board at its regularly scheduled December 1, 2010 meeting. A copy of the press release announcing the foregoing resignation and designation is attached to this Report as Exhibit 99.1.

ITEM 9.01	Financial Statements and Exhibits.
(d) Exhibits.
The following is furnished as an Exhibit to this Report.

Number	Exhibit

99.1	Press Release of Reynolds American Inc., dated August 18, 2010.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REYNOLDS AMERICAN INC.

	By:	/s/ McDara P. Folan, III

Name: McDara P. Folan, III Title: Senior Vice President, Deputy General Counsel and Secretary

Date: August 18, 2010

INDEX TO EXHIBITS

Number	Exhibit

99.1	Press Release of Reynolds American Inc., dated August 18, 2010.